Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of The Kroger Co. (the “Company”) hereby constitute and appoint Paul W. Heldman and Bruce M. Gack and each of them (with full power to each of them to act alone) his or her true and lawful attorneys-in-fact to sign and agent for him or her and on his or her behalf and in his or her name, place and stead, to sign, execute and affix his or her seal thereto and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) any of the documents referred to below relating to the registration under the Securities Act of 1933, as amended, on Form S-8 or other appropriate form of 25,000,000 Common Shares of the Company with respect to the issuance of any such shares to employees of the Company or its subsidiaries pursuant to The Kroger Co. 2011 Long-Term Incentive and Cash Bonus Plan: (a) a registration statement under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto; and (b) any and all amendments thereto that may be filed from time to time by the Company with all exhibits and any and all documents required to be filed with respect thereto; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned directors have hereunto set their hands as of the 23rd day of June 2011.

/s/ Reuben V. Anderson	/s/ Jorge P. Montoya
Reuben V. Anderson	Jorge P. Montoya

/s/ Robert D. Beyer	/s/ Clyde R. Moore
Robert D. Beyer	Clyde R. Moore

/s/ David B. Dillon	/s/ Susan M. Phillips
David B. Dillon	Susan M. Phillips

/s/ Susan J. Kropf	/s/ Steven R. Rogel
Susan J. Kropf	Steven R. Rogel

/s/ John T. LaMacchia	/s/ James A. Runde
John T. LaMacchia	James A. Runde

/s/ David B. Lewis	/s/ Ronald L. Sargent
David B. Lewis	Ronald L. Sargent

/s/ W. Rodney McMullen	/s/ Bobby S. Shackouls
W. Rodney McMullen	Bobby S. Shackouls

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer and director of The Kroger Co. (the “Company”) hereby constitutes and appoints Paul W. Heldman and Bruce M. Gack and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent for him and on his behalf and in his name, place and stead, to sign, execute and affix his seal thereto and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) any of the documents referred to below relating to the registration under the Securities Act of 1933, as amended, on Form S-8 or other appropriate form of 25,000,000 Common Shares of the Company with respect to the issuance of any such shares to employees of the Company or its subsidiaries pursuant to The Kroger Co. 2011 Long-Term Incentive and Cash Bonus Plan: (a) a registration statement under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto; and (b) any and all amendments thereto that may be filed from time to time by the Company with all exhibits and any and all documents required to be filed with respect thereto; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand.

/s/ David B. Dillon	June 23, 2011
David B. Dillon
Chairman, Chief Executive Officer
and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer of The Kroger Co. (the “Company”) hereby constitutes and appoints Paul W. Heldman and Bruce M. Gack and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent for him and on his behalf and in his name, place and stead, to sign, execute and affix his seal thereto and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) any of the documents referred to below relating to the registration under the Securities Act of 1933, as amended, on Form S-8 or other appropriate form of 25,000,000 Common Shares of the Company with respect to the issuance of any such shares to employees of the Company or its subsidiaries pursuant to The Kroger Co. 2011 Long-Term Incentive and Cash Bonus Plan: (a) a registration statement under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto; and (b) any and all amendments thereto that may be filed from time to time by the Company with all exhibits and any and all documents required to be filed with respect thereto; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand.

/s/ J. Michael Schlotman	June 23, 2011
J. Michael Schlotman
Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer of The Kroger Co. (the “Company”) hereby constitutes and appoints Paul W. Heldman and Bruce M. Gack and each of them (with full power to each of them to act alone) her true and lawful attorney-in-fact and agent for her and on her behalf and in her name, place and stead, to sign, execute and affix her seal thereto and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) any of the documents referred to below relating to the registration under the Securities Act of 1933, as amended, on Form S-8 or other appropriate form of 25,000,000 Common Shares of the Company with respect to the issuance of any such shares to employees of the Company or its subsidiaries pursuant to The Kroger Co. 2011 Long-Term Incentive and Cash Bonus Plan: (a) a registration statement under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto; and (b) any and all amendments thereto that may be filed from time to time by the Company with all exhibits and any and all documents required to be filed with respect thereto; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand.

/s/ M. Elizabeth Van Oflen	June 23, 2011
M. Elizabeth Van Oflen
Vice President, Controller and
Principal Accounting Officer

RESOLUTION

WHEREAS, At its regularly scheduled meeting held on March 10, 2011, this Board adopted The Kroger Co. 2011 Long-Term Incentive and Cash Bonus Plan (the “Plan”), subject to ratification by the holders of a majority of the Company’s Common Shares represented at the Annual Shareholders Meeting to be held on June 23, 2011; and

WHEREAS, After consulting with its advisors, the Company determined to make certain revisions to the Plan and to increase the number of common shares that may be issued under the Plan; now, therefore,

RESOLVED, That the Board hereby adopts, as revised, the Plan in the form submitted to shareholders in the Company’s proxy materials dated May 13, 2011; and further

RESOLVED, That upon approval by the shareholders, the Plan will become effective on June 23, 2011, and the officers of the Company will be authorized to issue 25,000,000 common shares of the Company pursuant to the Plan; and further

RESOLVED, That the officers of the Company are authorized to execute a Registration Statement for the Plan on behalf of the Company on Form S-8 (the “Registration Statement”), for the purpose of registering the 25,000,000 common shares under the Securities Act of 1933, and to file the Registration Statement with the Securities and Exchange Commission in the form approved by the executing officers, with approval evidenced by the execution thereof; and further

RESOLVED, That the officers of the Company are authorized to execute in the name and on behalf of the Company, all amendments to the Registration Statement, as they deem appropriate, to procure all other necessary signatures thereto and to file the amendments with the Securities and Exchange Commission; and further

RESOLVED, That Paul Heldman and Bruce M. Gack, or either one of them, are appointed the true and lawful attorneys-in-fact, with authority to sign and execute on behalf of The Kroger Co., and on behalf of the directors and officers thereof in their official capacities, the Registration Statement and any and all amendments thereto, which they in their discretion deem necessary or advisable to be filed with the Securities and Exchange Commission; and further

RESOLVED, That Paul Heldman, Executive Vice President, Secretary and General Counsel of this Company, whose address is 1014 Vine Street, Cincinnati, Ohio, is designated as the Agent for Service to be named in the Registration Statement, and authorized to receive notices and communications, with respect to the registration under the Securities Act of 1933, as amended, of the proposed issue of the common shares with all powers consequent upon that designation under the rules and regulations of the Securities and Exchange Commission; and further

RESOLVED, That the officers of the Company are authorized to list the 25,000,000 common shares subject to the Plan with the New York Stock Exchange and to take all actions, and prepare, execute, and file all documents, including an indemnity agreement relating to the use of facsimile signatures in the execution of the Common Shares, necessary, incidental or convenient to effectuate the listing; and further

RESOLVED, That for the purpose of executing any certificates representing the common shares the Company hereby adopts and acknowledges the facsimile signatures of David B. Dillon and Paul Heldman, its Chairman of the Board, and Secretary, respectively, and such certificates may be executed by the facsimile signatures hereby adopted until further order of the Board of Directors, even if either of them may have ceased to hold his respective office at the time the Common Shares are delivered; and further

RESOLVED, That the officers of the Company are authorized and directed, in the name and on behalf of the Company, to take all action they deem necessary or advisable to register or qualify the common shares for issue, offer, sale or trade under the Blue Sky or securities laws of any State of the United States or Province of Canada and in that connection to execute and deliver all documents required under those laws, and to take any and all further action which they deem necessary or advisable in order to maintain registration or qualification of the common shares of for as long as they may deem necessary or as required by law; and further

RESOLVED, That the officers of the Company are authorized and directed in the name and on behalf of the Company to execute, deliver, and file, as required, all documents necessary or appropriate to effectuate the purposes and intents of the foregoing resolutions and the various transactions contemplated thereby.

These resolutions replace and are in substitution for resolutions adopted by the Board at its meeting held on March 10, 2011, respecting the same subject matter.